EX-99.906CERT

Certification Under Section 906
of the Sarbanes-Oxley Act of 2002

     Charles W. Filson, President/Principal Executive Officer, and John M. Perlowski, Treasurer/Principal Financial Officer, of Trust for Credit Unions (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2007 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President/Principal Executive Officer	Treasurer/Principal Financial Officer

Trust for Credit Unions	Trust for Credit Unions

/s/ Charles W. Filson	/s/ John M. Perlowski

Charles W. Filson	John M. Perlowski

Date: May 9, 2007	Date: May 9, 2007

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.